UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2014

OVERTECH CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-55272	33-1227048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waiblingerstrasse 34 Stuttgart, Germany		70372
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	+49 157 894 69537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute “forward-looking statements.” These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors” and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms “we,” “us,” “our,” “Overtech” and the “Company” mean Overtech Corp., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated. For the purposes of converting Euros to U.S. dollars the rate of exchange of EUR 1 = USD 1.2628 on September 30, 2014 has been used.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 3, 2014, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with our wholly-owned subsidiary, Medicus Homecare Inc. (the “Subsidiary”), Dr. Orhan Karahodza (the “Vendor”), Beatmungspflege 24 GmbH (the “GmbH”) and Dr. Elmedina Adzemovic for the acquisition of the GmbH from the Vendor by the Subsidiary. The GmbH was formed to acquire the medical in-home care services proprietorships operated by Dr. Orhan Karahodza and Dzenana Karahodza for several years under the names Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”). The GmbH acquired the Predecessors under contribution agreements dated effective as at July 1, 2014 (the “Contribution Agreements”). Prior to the acquisition of the Predecessors, the GmbH did not carry on any business.

Under the terms of the Share Purchase Agreement, the Subsidiary, acquired the GmbH for a consideration of USD$100. Concurrent with Closing of the acquisition, our former President, Dr. Elmedina Adzemovic, transferred 40,800,000 of shares of our common stock held by her to the Vendor. As a result of the transfer of her shares to the Vendor, Dr. Adzemovic no longer owns any shares of our common stock. Accordingly, we experienced a change in control and Dr. Orhan Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

As a result of our acquisition of the GmbH, we have now changed our business to providing medical in-home care services in Germany. In addition, our acquisition of the GmbH has the effect of causing us to cease being a “shell company.” Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

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FORM 10 INFORMATION

BUSINESS

General

Overtech Corp. was incorporated on November 13, 2012, under the laws of the State of Nevada. Our principal offices are located at Waiblingerstrasse 34, Stuttgart, Germany. Our telephone number is +49 157 894 69537.

Prior to completing the acquisition of Beatmungspflege 24 GmbH on November 12, 2014, we were engaged in the business of developing mobile games for the Apple and Android platforms. However, in order to focus our resources on our medical in-home care services business, we abandoned the mobile gaming business on closing of the acquisition of the GmbH.

Share Purchase Agreement

On September 3, 2014, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with our wholly-owned subsidiary, Medicus Homecare Inc. (the “Subsidiary”), Dr. Orhan Karahodza (the “Vendor”), Beatmungspflege 24 GmbH (the “GmbH”) and Dr. Elmedina Adzemovic for the acquisition of the GmbH from the Vendor by the Subsidiary. The GmbH was formed to acquire the medical in-home care services proprietorships operated by Dr. Karahodza and Mrs. Karahodza for several years under the names Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”). The GmbH acquired the Predecessors under contribution agreements dated effective as at July 1, 2014 (the “Contribution Agreements”). Prior to the acquisition of the Predecessors, the GmbH did not carry on any business.

Medical In-Home Care Services

The business of the GmbH is primarily the offering of medical in-home care services in Germany including ventilation for patients that suffer from debilitating diseases such as Amyotrophic Lateral Sclerosis (ALS), Muscular Dystrophy (MD), Guillain-Barre syndrome (GBS), and Chronic Obstructive Pulmonary Disease (COPD). Other services include acute post-patient care, respiration optimization and monitoring of long-term home respiration.

The GmbH currently operates in the Stuttgart area with two facilities, one of which serves as an office and the other is an acute post care facility with 3 beds outfitted with respiration equipment. The GmbH also has 7 local checkpoints in the Stuttgart area and plans to open additional checkpoints throughout Germany. The checkpoints are locations where nurses pick up medication, supplies and equipment prior to visiting the patients in their homes.

At the present time, the GmbH has 103 employees and contractors of which 80 are nurses responsible for maintenance and care of patients.

Ambulatory care services and nursing care is estimated to be a 27 billion EUR annual market in Germany. The German market for ambulatory care services is estimated to increase to 50 billion EUR by 2020 (source: German Federal Statistical Office).

Background of German Health Care System

Health care in Germany is made up of a combination of compulsory health insurance and private medical care. Since 2009, it has been mandatory for all residents of Germany to have either state or private health insurance. It is also a legal requirement for obtaining a residence permit. Just under 90 percent of the population is covered by public health insurance which is compulsory unless income is

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above a fixed sum (in 2011: EUR 48,000 which equates to EUR 4,000/month). German law requires everyone living in Germany to be insured for at least hospital and outpatient medical treatment.

Most people in need of assistance prefer to stay at home, even if they need assistance in daily living. Currently 2.5 million people in Germany are care dependent, which is about 3.5% of the entire German population. 63% are cared for at home and 37% live in nursing homes.

Competition

There are over ten significant competitors to the Company in the Southern German market. We are in the upper mid-range in terms of size. We are the only one of these competitors that offers a ventilation centre with hospital intensive care unit quality. We feel this provides us with a significant competitive advantage, particularly in acquiring new patients who can more easily be discharged from hospital. We also feel that our CEO Dr. Orhan Karahodza’s relationships with other medical professionals over his 16 year history in this business are a significant competitive advantage.

During his time as a staff physician, Dr. Karahodza got to know the internal processes in hospitals and the need for care facilities for discharged patients. Furthermore, Dr. Karahodza was able to establish a broad network of contacts to clinic managers, doctors, administrative staff, etc. during this time, which proves advantageous in terms of customer acquisition to this day.

Other advantages are:

(1)	Medical management (Dr. Karahodza M.D.) and correspondingly good reputation and visibility;

(2)	We train our own staff (regular follow up trainings with their own instructors and in cooperation with schools);

(3)	Contacts with clinicians and recommendation instances;

(4)	24/7 on-call duty of doctors made possible by collaborations of doctors throughout the country;

(5)	Direct access and personal contacts with equipment manufacturers (not distributors). This results in significantly more favourable terms and recommendations of the care service to clinics also supplied by the relevant manufacturer, etc.; and

(6)	Professional customer acquisition on the internet through our online marketing.

Another important aspect for the success of a care company is customer satisfaction and resulting recommendations. This is particularly ensured through the careful selection of qualified nursing staff.

Marketing And Sales Plan

All current marketing activities of Beatmungspflege 24 GmbH will be subsequently projected onto all 7 new locations. This specifically means that contacts with multipliers (doctors, clinics, etc.) will be established, relevant web sites for the regional offices will be created, online marketing activities will be gradually extended to the new locations, etc.

We plan for our services to be marketed as following:

(a)	Maintaining contacts and acquiring new multipliers

Apart from longstanding relationships with the responsible persons and doctors in clinics throughout Germany, we continually expand our network through making contact with clinics, social services and testing institutions.

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(b)	Informative websites

We maintain the following websites covering the range of our services:

www.24Heimbeatmung.de

www.pflegeland-24.de.

www.consulting-24.org

www.consulting-24.de

www.eliteseniorenhaus.com

www.medicalspa-stuttgart.de

www.beatmungsservice.com

www.medicus-24.de

These websites are advertised nationwide with online marketing activities including keyword advertising via “Google Adwords”.

We intend to spend EUR 50,000 (approximately USD $63,140) on marketing efforts during the 2014 fiscal year.

Patents, Trademarks and Intangible Property

The trademark “MEDICUS 24” bearing registration number 306 38 993 was entered into the Register of the German Patent and Trademark Office on August 22, 2006. The term of protection for this trademark ends on June 30, 2016 and may be extended for a further 10 year period.

Government Regulations

Licensing and insurance coverage are necessary for the conduct of our business. Regular inspections are conducted by government authorities. The Company and its facilities hold all licenses and insurance necessary for the conduct of its business.

Employees

We employ 80 persons in Germany, of which 60 are full-time and 20 are permanent part-time. In addition, the Company has 23 independent contractors engaged to perform its services.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

RISKS RELATING TO OUR BUSINESS

Changes to government medical and social programs could adversely affect our client caseload, units of service, net service revenues, gross profit and profitability.

For the years ended December 31, 2013 and 2012, we derived approximately 90% of our net service revenues directly or indirectly paid for by governmental agencies. Governmental agencies generally condition their agreements with us upon a sufficient budgetary appropriation. If a governmental agency does not receive an appropriation sufficient to cover its contractual obligations with us, it may terminate an agreement or defer or reduce the amount of the reimbursement we receive. Governmental agencies are facing budgetary shortfalls due to the current economic downturn and the rising costs of health care, and as a result, have made, are considering or may consider making changes in their medical programs. Changes that governmental agencies have made or may consider making to address their budget deficits include:

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●	limiting increases in, or decreasing, reimbursement rates;

●	redefining eligibility standards or coverage criteria for medical programs or the receipt of home and community based services under those programs;

●	decreasing the number of authorized hours for recipients; or

●	slowing payments to providers.

Delays in reimbursement for services may affect our liquidity.

There is generally a delay between the time that we provide services and the time that we receive reimbursement or payment for these services. Future delays due to budget constraints would adversely affect our liquidity. In addition, from time to time, procedural issues require us to resubmit claims before payment is remitted, which contributes to our aged receivables. Additionally, unanticipated delays in receiving reimbursement from government programs due to changes in their policies or billing or audit procedures may adversely impact our liquidity and working capital. Because we fund our operations primarily through the collection of accounts receivable, any delays in reimbursement could result in the need to borrow funds to continue operations.

Our industry is highly competitive, fragmented and market-specific

We compete with home and community based service providers, home health providers, private caregivers, privately held companies, privately held single-site agencies, hospital-based agencies, not-for-profit organizations, community-based organizations and self-directed care programs. In addition, certain governmental payors contract for services with independent providers such that our relationships with these payors are not exclusive. Our competition consists of home and community based service providers, home health providers, private caregivers, privately held companies, privately held single-site agencies, hospital-based agencies, non-for-profit organizations, community-based organizations, managed care organizations and self-directed care programs. Some of our competitors have greater financial, technical, political and marketing resources, name recognition or a larger number of consumers and payors than we do. In addition, some of these organizations offer more services than we do in the markets in which we operate. Consumers or referral sources may perceive that local service providers and not-for-profit agencies deliver higher quality services or are more responsive. These competitive advantages may limit our ability to attract and retain referrals in local markets and to increase our overall market share.

Negative publicity or changes in public perception of our services may adversely affect our ability to receive referrals, obtain new agreements and renew existing agreements.

Our success in receiving referrals, obtaining new agreements and renewing our existing agreements depends upon maintaining our reputation as a quality service provider among governmental authorities, physicians, hospitals, discharge planning departments, case managers, nursing homes, rehabilitation centers, advocacy groups, consumers and their families, other referral sources and the public. While we believe that the services that we provide are of high quality, if our quality measures are deemed to be not of the highest value, our reputation could be negatively affected. Negative publicity, changes in public perceptions of our services or government investigations of our operations could damage our reputation and hinder our ability to receive referrals, retain agreements or obtain new agreements. Increased government scrutiny may also contribute to an increase in compliance costs and could discourage consumers from using our services. Any of these events could have a negative effect on our business, financial condition and operating results.

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Our growth strategy depends on our ability to manage growing and changing operations and we may not be successful in managing this growth.

Our business plan calls for significant growth in business over the next several years through the expansion of our services in existing markets and the establishment of a presence in new markets. This growth will place significant demands on our management team, systems, internal controls and financial and professional resources. In addition, we will need to further develop our financial controls and reporting systems to accommodate future growth. This could require us to incur expenses for hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding our information technology infrastructure. Our inability to effectively manage growth could have a material adverse effect on our financial results.

Future start-ups may materially affect our financial position.

We have grown our business through start-up locations, and we may in the future start up new locations in existing and new markets. Start-ups involve significant risks, including those relating to licensure, accreditation, hiring new personnel, establishing relationships with referral sources and delayed or difficulty in installing our operating and information systems. We may not be successful in establishing start-up locations in a timely manner due to generating insufficient business activity and incurring higher than projected operating cost that could have a material adverse effect on our financial condition, results of operations and cash flows. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our operations subject us to risk of litigation.

Operating in the home and community based services industry exposes us to an inherent risk of wrongful death, personal injury, professional malpractice and other potential claims or litigation brought by our consumers and employees. Because we operate in this industry, from time to time, we may be subject to claims alleging that we did not properly treat or care for a consumer that we failed to follow internal or external procedures that resulted in death or harm to a consumer or that our employees mistreated our consumers, resulting in death or harm.

In addition, regulatory agencies may initiate administrative proceedings alleging violations of statutes and regulations arising from our services and seek to impose monetary penalties on us. We could be required to pay substantial amounts to respond to regulatory investigations or, if we do not prevail, damages or penalties arising from these legal proceedings. These lawsuits can involve significant monetary awards or penalties which may not be covered by our insurance. If our insurance coverage is not adequate to cover these claims, it could have a material adverse effect on our business, results of operations and financial condition. Even if we are successful in our defense, civil lawsuits or regulatory proceedings could distract us from running our business or irreparably damage our reputation.

Our insurance liability coverage may not be sufficient for our business needs.

Although we maintain insurance consistent with industry practice, the insurance we maintain may not be sufficient to satisfy all claims made against us. We have liability insurance of USD 1,894,200 (EUR 1,500,000). We cannot assure you that claims will not be made in the future in excess of the limits of our insurance, and any such claims, if successful and in excess of such limits, may have a material adverse effect on our business or assets. If losses on asserted claims exceed the current insurance coverage, our business, results of operations and financial condition could be adversely affected. Changes in our annual insurance costs depend in large part on the insurance market, and insurance coverage may not continue to be available to us at commercially reasonable rates, in adequate amounts or on satisfactory terms.

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Inclement weather or natural disasters may impact our ability to provide services.

Inclement weather may prevent our employees from providing authorized services. We are not paid for authorized services that are not delivered due to these weather events. Furthermore, prolonged inclement weather or the occurrence of natural disasters in the markets in which we operate could disrupt our relationships with consumers, employees and referral sources located in affected areas and, in the case of our corporate office, our ability to provide administrative support services, including billing and collection services. Future inclement weather or natural disasters may adversely affect our business and financial condition, results of operations and cash flows.

Our business depends on our information systems. Our operations may be disrupted if we are unable to effectively integrate, manage and maintain the security of our information systems.

Our business depends on effective and secure information systems that assist us in, among other things, gathering information to improve the quality of consumer care, optimizing financial performance, adjusting consumer mix, monitoring regulatory compliance and enhancing staff efficiency. We rely on an external service provider to provide continual maintenance, upgrading and enhancement of our primary information systems used for our operational needs. The software we license from our external service provider supports intake, personnel scheduling, office clinical and centralized billing and receivables management in an integrated database, enabling us to standardize the care delivered across our network of locations and monitor our performance and consumer outcomes. To the extent that our external service provider becomes insolvent or fails to support the software or systems, or if we lose our license with our external service provider, our operations could be negatively affected.

Because of the confidential health information and consumer records we store and transmit, loss of electronically-stored information for any reason could expose us to a risk of regulatory action, litigation and liability.

If we experience a reduction in the performance, reliability, or availability of our information systems, our operations and ability to process transactions and produce timely and accurate reports could be adversely affected. If we experience difficulties with the transition and integration of information systems or are unable to implement, maintain, or expand our systems properly, we could suffer from, among other things, operational disruptions, regulatory problems, and increases in administrative expenses.

Our business requires the secure transmission of confidential information over public networks. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in compromises or breaches of our security systems and consumer data stored in our information systems. Anyone who circumvents our security measures could misappropriate our confidential information or cause interruptions in our services or operations. The Internet is a public network, and data is sent over this network from many sources. In the past, computer viruses or software programs that disable or impair computers have been distributed and have rapidly spread over the Internet. Computer viruses could be introduced into our systems which could disrupt our operations or make our systems inaccessible. We may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. Our security measures may be inadequate to prevent security breaches, and our business operations would be negatively impacted by cancellation of contracts and loss of consumers if security breaches are not prevented.

We may not be able to attract, train and retain qualified personnel.

We must attract and retain qualified personnel in the markets in which we operate in order to provide our services. We compete for personnel with other providers of social and medical services as well as companies in other service-based industries. Our ability to attract and retain personnel depends on several factors, including our ability to provide employees with attractive assignments and competitive benefits and salaries.

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The loss of one or more of the members of the executive management team or the inability of a new management team to successfully execute our strategies may adversely affect our business. If we are unable to attract and retain qualified personnel, we may be unable to provide our services, the quality of our services may decline, and we could lose consumers and referral sources.

We may be more vulnerable to the effects of a public health catastrophe than other businesses due to the nature of our consumers.

The majority of our consumers are older individuals with complex medical challenges, many of whom may be more vulnerable than the general public during a pandemic or in a public health catastrophe. Our employees are also at greater risk of contracting contagious diseases due to their increased exposure to vulnerable consumers. For example, if a flu pandemic were to occur, we could suffer significant losses to our consumer population or a reduction in the availability of our employees and, at a high cost, be required to hire replacements for affected workers. Accordingly, certain public health catastrophes could have a material adverse effect on our financial condition and results of operations.

Since the majority of our shares of common stock are owned by Dr. Orhan Karahodza, our Chief Executive Officer and director, our other stockholders may not be able to influence control of the Company or decision making by management of the Company, and as such, he may have a conflict of interest with the minority shareholders at some time in the future.

Our Chief Executive Officer, Dr. Orhan Karahodza, beneficially owns approximately 56.2% of our outstanding common stock. The interests of Dr. Karahodza may not be, at all times, the same as that of our other shareholders. Dr. Karahodza is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, Dr. Karahodza will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our officers and directors reside outside of the United States, in Stuttgart, Germany. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon

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our officers and directors or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common stock may result in dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

The quotation price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTCQB Marketplace under the symbol “OVET”. Companies quoted on the OTCQB have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire at a price equal or greater than the price paid by the investor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

PLAN OF OPERATION

Overview

Prior to completing the acquisition of Beatmungspflege 24 GmbH (the “GmbH”) on November 12, 2014, we were engaged in the business of developing and selling of mobile games for the Apple and Android platforms. However, in order to focus our resources on our medical in-home care services, we have abandoned the mobile gaming business.

As a result of our acquisition of the GmbH, we have now changed our business to providing medical in-home care services in Germany.

Since completion of the December 31, 2013 year end, our assets and liabilities have been impacted due to the costs incurred in connection with the reorganization of the Predecessors and the completion of the Share Purchase Agreement.

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We plan to open additional local checkpoints over the next two years which will affect our assets, liabilities, liquidity and working capital.

RESULTS OF OPERATIONS

We have previously disclosed our results of operations for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014. On November 12, 2014, as a result of our acquisition of the GmbH, our fiscal year end has changed from July 31 to December 31. Accordingly, we will be filing our next Annual Report on Form 10-K for the year ended December 31, 2014.

The following information presents the financial information of Beatmungspflege 24 GmbH (the “GmbH”) for the period from inception on January 30, 2014 to September 30, 2014 and of the sole proprietorships, Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”), acquired by the GmbH effective July 1, 2014, for the fiscal years ended December 30, 2013 and December 30, 2012 and the six months ended June 30, 2014.

Unaudited Pro-forma consolidated financial statements giving effect to the Company’s acquisition of the GmbH and the Predecessors are attached as Exhibit 99.6 to this Current Report on Form 8-K.

Summary of Year End and Quarterly Results

	Das Pflegeland		Premium- Pflegedienst Pflegeland		Predecessors Combined
	December 31, 2012		December 31, 2012		December 31, 2012
Revenue and Other Operating Income	EUR	2,115,567.78	EUR	1,830,818.44	EUR	3,946,386.22
Expenses		(1,670,998.79)		(990,635.30)		(2,661,634.09)
Net Profit	EUR	444,568.99	EUR	840,183.14	EUR	1,284,752.13

	Das Pflegeland		Premium- Pflegedienst Pflegeland		Predecessors Combined
	December 31, 2013		December 31, 2013		December 31, 2013
Revenue and Other Operating Income	EUR	2,835,548.45	EUR	1,513,125.92	EUR	4,348,674.37
Expenses		(2,068,161.26)		(773,405.21)		(2,841,566.47)
Net Profit	EUR	767,387.19	EUR	739,720.71	EUR	1,507,107.90

	Das Pflegeland		Premium- Pflegedienst Pflegeland		Predecessors Combined		Beatmungspflege 24 GmbH
	June 30, 2014		June 30, 2014		June 30, 2014		September 30, 2014
Revenue and Other Operating Income	EUR	1,607,735.53	EUR	680,165.63	EUR	2,287,901.16	EUR	934,481.48
Expenses		(1,297,880.45)		(379,772.55)		(1,677,653.00)		(878,305.27)
Net Profit	EUR	309,855.08	EUR	300,393.08	EUR	610,248.16	EUR	56,176.21

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Revenue

During the two years ended December 30, 2013 and December 30, 2012, the combined revenues of the Predecessors increase modestly. Our revenue is expected to increase significantly as we add more offices over the next two years.

Expenses

The major components of the expenses for the GmbH for the period from inception on January 30, 2014 to September 30, 2014 and the Predecessors for the fiscal years ended December 30, 2013 and December 30, 2012 are outlined in the table below:

	Das Pflegeland (Audited)		Premium- Pflegedienst Pflegeland (Audited)		Predecessors Combined
	December 31, 2012		December 31, 2012		December 31, 2012
Revenue	EUR	2,093,044.32	EUR	1,778,483.05	EUR	3,871,527.37
Other operating income		22,523.46		52,335.39		74,858.85
Total operating performance	EUR	2,115,567.78	EUR	1,830,818.44	EUR	3,946,386.22

Cost of purchased services		314,126.85		118,738.28		432,865.13
Personnel expenses		1,004,077.56		749,915.16		1,753,992.72
Depreciation and amortization of intangible and tangible fixed assets		16,315.14		6,830.67		23,145.81
Other operating expenses		286,314.10		107,277.05		393,591.15
Earnings before interest and taxes (EBIT)		494,734.13		848,057.28		1,342,791.41

Other interest and similar income		670.81		18.11		688.92
Interest and similar expenses		50,835.95		7,892.25		58,728.20
Net profit of the year	EUR	444,568.99	EUR	840,183.14	EUR	1,284,752.13

	Das Pflegeland (Audited)		Premium- Pflegedienst Pflegeland (Audited)		Predecessors Combined
	December 31, 2013		December 31, 2013		December 31, 2013
Revenue	EUR	2,791,296.33	EUR	1,482,751.34	EUR	4,274,047.67
Other operating income		44,252.12		30,374.58		74,626.70
Total operating performance	EUR	2,835,548.45	EUR	1,513,125.92	EUR	4,348,674.37

Cost of purchased services		279,617.11		37,119.92		316,737.03
Personnel expenses		1,427,319.02		621,371.11		2,048,690.13
Depreciation and amortization of intangible and tangible fixed assets		14,722.90		5,978.51		20,701.41
Other operating expenses		303,441.73		106,659.22		410,100.95
Earnings before interest and taxes (EBIT)		810,447.69		741,997.16		1,552,444.85

Other interest and similar income		341.78		10.74		352.52
Interest and similar expenses		43,402.28		2,287.19		45,689.47
Net profit of the year	EUR	767,387.19	EUR	739,720.71	EUR	1,507,107.90
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	Das Pflegeland (Unaudited)		Premium- Pflegedienst Pflegeland (Unaudited)		Predecessors Combined
	June 30, 2014		June 30, 2014		June 30, 2014
Revenue	EUR	674,390.99	EUR	1,584,263.40	EUR	2,258,654.39
Other operating income		5,774.64		23,472.13		29,246.77
Total operating performance	EUR	680,165.63	EUR	1,607,735.53	EUR	2,287,901.16

Cost of purchased services		51,270.00		211,806.13		263,076.13
Personnel expenses		282,606.31		896,774.53		1,179,380.84
Depreciation and amortization of intangible and tangible fixed assets		2,845.36		7,013.70		9,859.06
Other operating expenses		42,781.97		170,344.03		213,126.00
Earnings before interest and taxes (EBIT)		300,661.99		321,797.14		622,459.13

Other interest and similar income		3.59		91.38		94.97
Interest and similar expenses		272.5		12,033.44		12,305.94
Net profit of the year	EUR	300,393.08	EUR	309,855.08	EUR	610,248.16

	Beatmungspflege 24 GmbH (Unaudited)
	September 30, 2014
Revenue	EUR	930,425.28
Other operating income		4,056.20
Total operating performance	EUR	934,481.48

Cost of purchased services		659,577.79
Personnel expenses		107.64
Depreciation and amortization of intangible and tangible fixed assets		16,109.43
Other operating expenses		175,893.27
Earnings before interest and taxes (EBIT)	EUR	82,793.35

Other interest and similar income		8.14
Interest and similar expenses		0.95
Net result before tax	EUR	82,800.54
Income taxes		26,624.33
Net profit of the year	EUR	56,176.21

We expect that our expenses will increase significantly as we open new locations.

We intend to spend EUR 50,000 (approximately USD $63,140) on marketing efforts during the 2014 fiscal year.

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LIQUIDITY AND CAPITAL RESOURCES

Cash Flows
	Beatmungspflege 24 GmbH (Unaudited)		Das Pflegeland (Audited)		Premium-Pflegedienst Pflegeland (Audited)
	September 30, 2014		December 31, 2013		December 31, 2013
Net Cash used in Operating Activities	EUR	(79,660.67)	EUR	794,020.63	EUR	480,174.33
Net Cash used in Investing Activities		(790,138.48)		(1,460.33)		(142.77)
Net Cash from Financing Activities		281,542.85		(883,060.30)		(475,696.10)
Net Increase (Decrease) in Cash During Period	EUR	(588,256.30)	EUR	(90,500.00)	EUR	4,335.46

Working Capital
	Das Pflegeland (Audited)		Premium- Pflegedienst Pflegeland (Audited)		Predecessors Combined		Beatmungspflege 24 GmbH (Unaudited)		Percentage
	December 31, 2013		December 31, 2013		December 31, 2013		September 30, 2014		Increase / (Decrease)
Current Assets	EUR	356,880.34	EUR	470,260.80	EUR	827,141.14	EUR	666,015.94	(19.5)%
Current Liabilities		(919,156.94)		(132,964.75)		(1,052,121.69)		(637,978.21)	(39.4)%
Working Capital Surplus (Deficit)	EUR	(562,276.60)	EUR	(337,296.05)	EUR	(224,980.55)	EUR	28,037.73	(87.5)%

As of September 30, 2014, the current assets of the GmbH were EUR 666,015.94 compared to a combined aggregate of EUR 827,141.14 in current assets of the Predecessors at December 31, 2013. Current assets were comprised of cash and cash equivalents, trade receivables and other assets (refer to the notes to the financial statements of the GmbH and the Predecessors attached as exhibits to this Current Report on Form 8-K).

As of September 30, 2014, the current liabilities of the GmbH were EUR 637,978.21 compared to a combined aggregate of EUR 1,052,121.69 in current liabilities of the Predecessors at December 31, 2013. Current liabilities were comprised of short-term financial liabilities, accruals, other liabilities and provisions.

The decrease in our since the completion of the December 31, 2013 year end is attributable to audited bookkeeping and other costs incurred in connection with the corporate reorganization of the Predecessors and the requirements to close the Share Purchase Agreement. The Company expects to complete additional equity funding over the next two years. Additional equity funding should result in an increase in our working capital.

We expect that working capital requirements will continue to be funded through a combination of our existing funds, earnings and the Company’s further issuances of securities. Our working capital requirements are expected to increase due to our shift into medical in-home care services.

Cash Flows from Operating Activities

The GmbH has not generated positive cash flows from operating activities. For the nine months ended September 30, 2014, net cash flows used in operating activities for the GmbH was EUR 79,660.67 consisting of an operating profit of EUR 83,176.21 and offset by an increase in inventories, trade receivables and other assets of EUR 874,272.24, an increase in provisions of EUR 142,213.83 and an increase in trade payables and other liabilities of EUR 269,221.53. For the year ended December 31, 2013, net cash flows used in operating activities for Das Pflegeland was

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EUR 794,020.63, consisting of an operating profit of EUR 817,552.33, and offset by an increase in inventories, trade receivables and other assets of EUR 79,049.93, an increase in provisions of EUR 7,077.06 and increase in trade payables and other liabilities of EUR 43,280.15. For the year ended December 31, 2013, net cash flows used in operating activities for Premium-Pflegedienst Pflegeland was EUR 480,174.33, consisting of an operating profit of EUR 741,997.16, and offset by a decrease in inventories, trade receivables and other assets of EUR 313,789.65, a decrease in provisions of EUR 13,492.96 and an increase in trade payables and other liabilities of EUR 59,481.27.

Cash Flows from Financing Activities

For the nine months ended September 30, 2014, net cash flow from financing activities for the GmbH was EUR 281,542.85, consisting of a change in short-term bank liabilities. For the year ended December 31, 2013, net cash flows from financing activities for Das Pflegeland was EUR (883,060.30), consisting of capital contributions of EUR 568,992.12 and a change in short-term bank liabilities of EUR 245,121.76 and offset by transfer from reserves of EUR 1,697,174.18, payments from redemption of debt and loans of EUR 25,082.51 and payment of interest of EUR 25,082.51. For the year ended December 31, 2013, net cash flows from financing activities for Premium-Pflegedienst Pflegeland was EUR (475,696.10), consisting of capital contributions of EUR 31,536.51 and offset by transfer from reserves of EUR 440,924.94, payments from redemption of debt and loans of EUR 1,345.92, a change in short-term bank liabilities of EUR 66,307.67 and payment of interest of EUR 1,345.92.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our significant accounting policies are disclosed in the notes to the financial statements of the GmbH and the Predecessors attached as exhibits to this Current Report on Form 8-K.

PROPERTIES.

Currently, we have two principal locations as follows:

A location at Waiblinger Strasse 34, 70372 Stuttgart, Germany which is the office where organizational work, human resources planning, route planning, etc. take place. The offices consist of approximately 78 m2.

A location at Villa Schöne, Badstrasse 36, 70372 Stuttgart-Bad Cannstatt, Germany, the premises are approximately 120 m² in size and include a ventilation centre with a total of three small rooms and corresponding three beds, a small medical office and office space for the office staff. From this location, all care activities for existing patients are planned. The ventilation centre acts as an intermediate solution for patients who were already discharged from the hospital, but are not ready yet to go home completely.

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We also rent 7 local checkpoints in the Stuttgart area, each with an approximate size of 150 m2. The checkpoints are locations where nurses pick up medication, supplies and equipment prior to visiting the patients in their homes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 12, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Dr. Orhan Karahodza Chief Executive Officer, President, Secretary, Treasurer and Director	40,800,000 Shares (direct)	56.2%
Common Stock	Dr. Elmedina Adzemovic Chief Financial Officer and Director	Nil	n/a
Common Stock	All Officers and Directors as a Group (2 persons)	40,800,000 Shares	56.2%
5% STOCKHOLDERS
Common Stock	Dr. Orhan Karahodza Chief Executive Officer, President, Secretary, Treasurer and Director Badstrasse 36 Stuttgart, Germany D-70372	40,800,000 Shares (direct)	56.2%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 12, 2014. As of November 12, 2014 there were 72,560,000 shares of our common stock issued and outstanding.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The following table sets forth the name and positions of our executive officers and directors.

Name	Age	Positions
Dr. Elmedina Adzemovic	48	Chief Financial Officer and Director
Dr. Orhan Karahodza	45	President, Secretary, Treasurer, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Dr. Elmedina Adzemovic has acted as an officer and director of the Company since May 22, 2014. Dr. Adzemovic has worked for over ten years as a general practitioner, specializing in old age care and palliative care. Dr. Adzemovic does not hold, and has not previously held, any directorships in any other reporting companies.

Dr. Orhan Karahodza has acted as an officer and director of the Company since November 12, 2014. Dr. Karahodza practiced, after his studies at the University of Tübingen, at some well-known hospitals, such as the District Hospital Bad Friedrichshall, the Red Cross Hospital in Stuttgart, the specialist clinic “Klinik am Eichert”, etc.

Dr. Karahodza has managed outpatient care service for over 16 years. Dr. Karahodza does not hold, and has not previously held, any directorships in any other reporting companies.

Significant Employees

Other than our executive officers and directors, Dr. Karahodza and Dr. Adzemovic, we have two significant employees who are not executive officers, but who make or are expected to make significant contributions to our business. The following table sets forth the name and positions of our significant employees.

Name	Age	Positions
Dzenana Karahodza	45	Chief of Nursing Services
Radmila Bozic	49	Supervising Intensive Care and Home Respiration Nurse

Set forth below is a brief description of the background and business experience of our significant employees:

Dzenana Karahodza is the wife of Dr. Orhan Karahodza. She has been employed since 2010 as the Chief of Nursing Service for Premium-Pflegedienst Pflegeland. Mrs. Karahodza has been a nurse since 1993. Mrs. Karahodza has completed law studies and obtained her diploma lawyer Bihac, Bosnia qualifying her to practice Bosnian-Herzegovian law.

Radmila Bozic has been employed since April 2014 as the Supervising Nurse Intensive Care and Home Respiration for the GmbH. Ms. Bozic has been a nurse since 1986.

Terms of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successor(s) have been elected and qualified. Our executive officers are appointed by our

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board of directors and hold office until removed by our board of directors or until their successor(s) are appointed.

Committees Of The Board Of Directors

We do not have a separately designated audit committee, nominating committee or any other committees. Our Board of Directors fulfills the duties normally undertaken by those committees.

Audit Committee Financial Expert

Dr. Karahodza and Dr. Adzemovic do not qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. We are seeking to attract and retain directors who would qualify as “audit committee financial experts”, but may not recruit suitable directors for some time.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based on our review of the copies of such forms received by us, no other reports were required for those persons, and we believe that during the year ended July 31, 2014, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

CODE OF ETHICS

We adopted a Code of Ethics applicable to our officers and directors which is a “code of ethics” as defined by applicable rules of the SEC. Our code of ethics was attached as an exhibit to our Annual Report for the year ended July 31, 2014 filed with the SEC on October 29, 2014. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our President, Treasurer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a current report on Form 8-K filed with the SEC.

Summary Compensation Table

We have previously disclosed our summary compensation information for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014.

The following information presents the summary compensation information of Beatmungspflege 24 GmbH (the “GmbH”) and of the sole proprietorships, Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”).

The following table sets forth the total compensation paid or accrued to our named executive officers, our directors and subsidiary’s officers and significant employees, during our last two completed fiscal years ended December 31, 2013 and 2012.

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SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary (EUR)	Bonus (EUR)	Stock Awards (EUR)	Option Awards (EUR)	Non-Equity Incentive Plan Compensation (EUR)	Nonqualified Deferred Compensation Earnings (EUR)	All Other Compensation (EUR)	Total (EUR)
Orhan Karahodza(1) CEO, President, Secretary, Treasurer and Director	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Elmedina Adzemovic(2) CFO and Director	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Dzenana Karahodza(3) Chief of Nursing Services	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Radmila Bozic(4) Supervising Nurse	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Notes:

(1)	Dr. Karahodza was appointed the Company’s Chief Executive Officer, President, Secretary, Treasurer and a Director on November 12, 2014. Dr. Karahodza received a salary of EUR 9,800 per month through the GmbH commencing July 1, 2014.

(2)	Dr. Adzemovic has been the Company’s Chief Financial Officer and a Director since May 22, 2014. She acted as the Company’s Chief Executive Officer, President, Secretary and Treasurer from May 22, 2014 to November 12, 2014.

(3)	Mrs. Karahodza received a salary of EUR 3,900 per month through the GmbH commencing July 1, 2014.

(4)	Ms. Bozic received a salary of EUR 3,200 per month commencing April 1, 2014.

Outstanding Equity Awards at Fiscal Year End

We do not have any outstanding equity awards.

Compensation Arrangements

We do not currently have any compensation arrangement in place with Dr. Karahodza or Dr. Adzemovic.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

EQUITY COMPENSATION PLANS

We have no equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)

Equity Compensation Plans Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable
Equity Compensation Plans Not Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)	Any of our directors or officers;

(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of our outstanding shares of common stock;

(iv)	Any of our promoters; and

(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

On September 3, 2014, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with our wholly-owned subsidiary, Medicus Homecare Inc. (the “Subsidiary”), Dr. Orhan Karahodza (the “Vendor”), Beatmungspflege 24 GmbH (the “GmbH”) and Dr. Elmedina Adzemovic for the acquisition of the GmbH from the Vendor by the Subsidiary. The GmbH was formed to acquire the medical in-home care services proprietorships operated by Dr. Karahodza and Mrs. Karahodza for several years under the names Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”). The GmbH acquired the Predecessors under contribution agreements dated effective as at July 1, 2014 (the “Contribution Agreements”). Prior to the acquisition of the Predecessors, the GmbH did not carry on any business.

Under the terms of the Share Purchase Agreement, the Subsidiary, acquired the GmbH for a consideration of USD$100. Concurrent with Closing of the acquisition, Dr. Elmedina Adzemovic transferred 40,800,000 of shares of our common stock held by her to Dr. Karahodza. As a result of the transfer of her shares to Dr. Karahodza, Dr. Adzemovic no longer owns any shares of our common

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stock. Accordingly, we experienced a change in control and Dr. Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

During the period November 13, 2012 (inception) to July 31, 2013, Pavel Rozum, our former President, Secretary, Treasurer and a Director, loaned $10,100 to the Company to pay for general and administrative expenses. This loan was forgiven on May 22, 2014 when Mr. Rozum resigned as an officer and director.

The following information presents the related transactions information of Beatmungspflege 24 GmbH (the “GmbH”) and of the sole proprietorships, Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”).

The GmbH entered into a Contribution Agreement (the “Das Pflegeland Agreement”) effective July 1, 2014 with Dr. Orhan Karahodza (and Mrs. Dzenana Karahodza as communal property ownership in accordance with Bosnian law). Under the terms of the Das Pflegeland Agreement, the GmbH acquired all right, title and interest in the business being operated by Dr. Orhan Karahodza under the sole proprietorship called Das Pflegeland in consideration of which Dr. Karahodza received 1,000 shares of the GmbH with a nominal value of EUR 1.00 each which shares have subsequently been transferred to us under the Share Purchase Agreement.

The GmbH entered into a Contribution Agreement (the “Premium-Pflegedienst Pflegeland Agreement”) effective July 1, 2014 with Mrs. Dzenana Karahodza and Dr. Orhan Karahodza (as communal property ownership in accordance with Bosnian law). Under the terms of the Premium-Pflegedienst Pflegeland Agreement, the GmbH acquired all right, title and interest in the business being operated by Mrs. Karahodza under the sole proprietorship called Premium-Pflegedienst Pflegeland Agreement in consideration of which Mrs. Karahodza received 26,000 shares of the GmbH with a nominal value of EUR 1.00 each which shares have subsequently been transferred to us under the Share Purchase Agreement.

The GmbH is a sub-contractor to Medicus Intensivpflege GmbH, a corporation in which our President and director, Dr. Orhan Karahodza, is a significant shareholder and the managing director which provides medical home care services through the GmbH and provides personnel to perform these services through the GmbH.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTCQB Marketplace inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Dr. Orhan Karahodza and Dr. Elmedina Adzemovic are both officers and directors of the Company. As a result, we do not have any independent directors.

As a result of our limited operating history, our management believes that it will take some time to attract independent directors. In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We have previously disclosed our market information for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014. On November 12, 2014, as a result of our acquisition of the GmbH, our fiscal year end changed from July 31 to December 31. Accordingly, the following information is presented with our new fiscal year end of December 31.

Market Information

Quotations of our common stock are entered on the OTCQB Marketplace under the symbol “OVET.” The following is the high and low bid information for our common stock during each fiscal quarter of our last six fiscal quarters.

Quarter Ended	High	Low
Fiscal Year 2014
September 30, 2014	$1.00	$0.0625
June 30, 2014	$0.0625	$0.0008
March 31, 2014	N/A	N/A
	N/A	N/A
Fiscal Year 2013
December 31, 2013	N/A	N/A
September 30, 2013	N/A	N/A
June 30, 2013	N/A	N/A
March 31, 2013	N/A	N/A

Although our shares have been eligible for quotation on the OTC Bulletin Board and the OTC Markets Quality Board since February 5, 2014, no information on the high, low and bid prices for our common stock was available from the OTC Bulletin Board for the fiscal quarters provided above or as of the date of this Current Report on Form 8-K. Our shares are quoted under the symbol “OVET”. Bid quotations entered on OTC Link and the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Registered Holders of Our Common Stock

As of November 12, 2014 there were 35 registered holders of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

On August 4, 2014, we completed a 24-for-1 forward split by way of stock dividend. Each stockholder of record as of Friday, August 1, 2014 was issued 23 additional shares for every one share of our common stock.

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings will be retained for the operation of our business. Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

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(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On November 12, 2014, we issued 2,000,000 shares of our common stock to Unternehmensberatung Best Ltd. as a finder’s fee on Closing of our acquisition of the GmbH. The finders shares were issued in reliance of the provisions of Regulation S of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES

GENERAL

Our shares are quoted on the OTC Bulletin Board and the OTC Markets Quality Board under the symbol “OVET”. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of November 12, 2014 there were 72,560,000 shares of our common stock issued and outstanding that were held by 35 stockholders of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which were included as exhibits to our Registration Statement on Form S-1 and incorporated by reference herein.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.    A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

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RULE 144

As of the date of this Report, we have 72,560,000 shares of our common stock issued and outstanding. Our Chief Executive Officer beneficially owns 40,800,000 shares of our common stock, approximately 56.2% of our issued and outstanding common stock, which shares are currently restricted. We issued 2,000,000 shares as a finders fee on the closing of the acquisition of the GmbH, which shares are currently restricted. The remaining 29,760,000 shares of our common stock outstanding were offered and sold in a registered offering and are not restricted.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 14, 2014, we dismissed is Harris & Gillespie CPA’s, PLLC (formerly Thomas J. Harris, CPA) (“Harris”) as our independent accountants. The report of Harris on the financial statements for the fiscal

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period from November 13, 2012 (inception) to July 31, 2013, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. Our board of directors recommended the decision to change independent accountants. There have been no disagreements during the fiscal period from November 13, 2012 (inception) to July 31, 2013 and the subsequent interim period up to and including the date of dismissal between us and Harris on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Harris, would have caused them to make reference to the subject matter of the disagreement in connection with Harris’s report.

We engaged Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (“DMCL”) as our new independent accountants as of August 18, 2014. We did not consult with DMCL during the fiscal period from November 13, 2012 (inception) to July 31, 2013 and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On November 12, 2014, we issued 2,000,000 shares of our common stock to Unternehmensberatung Best Ltd. as a finder’s fee on Closing of our acquisition of the GmbH. The finders shares were issued in reliance of the provisions of Regulation S of the Securities Act of 1933.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On November 12, 2014, under the terms of the Share Purchase Agreement, the Subsidiary, acquired the GmbH for a consideration of USD$100. Concurrent with Closing of the acquisition, our then President, Dr. Elmedina Adzemovic, transferred 40,800,000 of our shares held by her to Dr. Karahodza. As a result of the transfer of her shares to Dr. Karahodza, Dr. Adzemovic no longer owns any shares of our common stock. Accordingly, we experienced a change in control and Dr. Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

ITEM 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 12, 2014, upon closing of the acquisition of the GmbH, Dr. Elmedina Adzemovic resigned as our Chief Executive Officer, President, Secretary and Treasurer. The resignations of Dr. Adzemovic were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with the Company. She continues to act as the Company’s Chief Financial Officer and as a Director.

Upon the tendering of Dr. Adzemovic’s resignations, Dr. Orhan Karahodza was appointed to our Board of Directors and as our Chief Executive Officer, President, Secretary and Treasurer.

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ITEM 5.03	AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 12, 2014, as a result of our acquisition of the GmbH, our fiscal year end has changed from July 31 to December 31. Accordingly, we will be filing our next Annual Report on Form 10-K for the year ended December 31, 2014

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

As a result of our acquisition of the GmbH, we have completed a transaction that has the effect of causing us to cease being a shell company. The details of our acquisition of the GmbH are described under the Item 2.01 of this Current Report on Form 8-K.

SECTION 7 - REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The Company intends to merge with its wholly owned subsidiary, Medicus Homecare Inc. and change its name to “Medicus Homecare Inc.”, subject to completion of all regulatory filings and approvals.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Das Pflegeland, prepared in accordance with International Financial Reporting Standards (“IFRS”) and stated in Euros:

1.	Report of Independent Registered Public Accounting Firm.

2.	Statements of Financial Position as at December 31, 2013 and 2012.

3.	Income Statement as at December 31, 2013 and 2012.

4.	Statement of Changes in Equity for the year ended December 31, 2013.

5.	Statements of Cash Flows for the years ended December 31, 2013 and 2012.

6.	Notes to Financial Statements.

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Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following audited financial statements of Premium-Pflegedienst Pflegeland, prepared in accordance with International Financial Reporting Standards (“IFRS”) and stated in Euros:

1.	Report of Independent Registered Public Accounting Firm.

2.	Statements of Financial Position as at December 31, 2013 and 2012.

3.	Income Statement as at December 31, 2013 and 2012.

4.	Statements of Changes in Equity for the year ended December 31, 2013.

5.	Statements of Cash Flows for the years ended December 31, 2013 and 2012.

6.	Notes to Financial Statements.

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following unaudited financial statements of Das Pflegeland, prepared in accordance with IFRS and stated in Euros:

1.	Statements of Financial Position as at June 30, 2014 and December 31, 2013.

2.	Income Statement as at June 30, 2014 and December 31, 2013.

3.	Statements of Changes in Equity for the six months ended June 30, 2014.

4.	Statement of Cash Flows for the six months ended June 30, 2014 and the year ended December 31, 2013.

5.	Notes to Financial Statements.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited financial statements of Premium-Pflegedienst Pflegeland, prepared in accordance with IFRS and stated in Euros:

1.	Statements of Financial Position as at June 30, 2014 and December 31, 2013.

2.	Income Statement as at June 30, 2014 and December 31, 2013.

3.	Statements of Changes in Equity for the six months ended June 30, 2014.

4.	Statements of Cash Flows for the six months ended June 30, 2014 and the year ended December 31, 2013.

5.	Notes to Financial Statements.

Included as Exhibit 99.5 to this Current Report on Form 8-K are the following unaudited financial statements of Beatmungspflege 24 GmbH, prepared in accordance with IFRS and stated in Euros:

1.	Statements of Financial Position as at September 30, 2014;

2.	Income Statement for the period from inception (January 30, 2014) to September 30, 2014;

3.	Statement of Changes in Equity for the period from inception (January 30, 2014) to September 30, 2014;
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4.	Statements of Cash Flow for the period from inception (January 30, 2014) to September 30, 2014;

5.	Notes to the Financial Statements;

(b)	Pro Forma Financial Information

Included herein as Exhibit 99.6 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of Beatmungspflege 24 GmbH, Das Pflegeland and Premium-Pflegedienst Pflegeland effective November 12, 2014:

1.	Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2014;

2.	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014;

3.	Notes to the Pro Forma Financial Statements.

(d)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Registrant.(1)

3.2	Bylaws of the Registrant.(1)

10.1	Mobile Application Development and Intellectual Property Assignment Agreement, dated August 22, 2013, by and between Overtech Corp and Murad Guseinov.(1)

10.2	Share Purchase Agreement dated September 3, 2014, among Overtech Corp., its wholly-owned subsidiary, Medicus Homecare Inc., Dr. Orhan Karahodza, Beatmungspflege 24 GmbH and Dr. Elmedina Adzemovic.(2)

10.3	Contribution Agreement (Das Pflegeland) effective July 1, 2014 between Beatmungspflege 24 GmbH and Dr. Orhan Karahodza (and Dzenana Karahodza as communal property ownership in accordance with Bosnian law).

10.4	Contribution Agreement (Premium-Pflegedienst Pflegeland) effective July 1, 2014 between Beatmungspflege 24 GmbH and Mrs. Dzenana Karahodza (and Dr. Orhan Karahodza as communal property ownership in accordance with Bosnian law).

10.5	Agreement and Deed of Transfer

14.1	Code of Ethics.(3)

21.1	List of Subsidiaries.(3)

99.1	Audited financial statements of Das Pflegeland for the years ended December 31, 2013 and 2012

99.2	Audited financial statements of Premium-Pflegedienst Pflegeland for the years ended December 31, 2013 and 2012

99.3	Unaudited financial statements of Das Pflegeland for the six months ended June 30, 2014
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Exhibit Number	Description of Exhibit
99.4	Unaudited financial statements of Premium-Pflegedienst Pflegeland for the six months ended June 30, 2014

99.5	Unaudited financial statements of Beatmungspflege 24 GmbH for the nine months ended September 30, 2014

99.6	Unaudited pro-forma consolidated financial statements as at September 30, 2014 giving effect to the Company’s acquisition of Beatmungspflege 24 GmbH, Das Pflegeland and Premium-Pflegedienst Pflegeland effective November 12, 2014

Notes:

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-191251), filed with the SEC on September 19, 2013.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2014.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on October 29, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERTECH CORP.
Date: November 19, 2014
	By:	/s/ Dr. Orhan Karahodza
Dr. Orhan Karahodza Chief Executive Officer, President, Secretary Treasurer & Director
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